UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 11, 2009

TERRESTAR CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33546	93-0976127
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12010 Sunset Hills Road
Reston, VA	20190
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  703-483-7800

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events

On March 10, 2009, TerreStar Corporation (“TerreStar”) received an opinion, dated March 6, 2009, from a Texas state court of appeals reversing a summary judgment in favor of TerreStar in a lawsuit brought by Highland Capital Management, L.P. and three of its affiliates (“Highland Plaintiffs”).  The suit was one of several brought by the Highland Plaintiffs arising out of their April 2005 purchase of TerreStar's Series A Preferred Stock.  The summary judgment, granted in November of 2007, dismissed all of their claims.  The court of appeals, in reversing the trial court, concluded that fact issues precluded summary judgment on most of the Highland Plaintiffs' claims.  TerreStar intends to move for rehearing and rehearing en banc, and if unsuccessful before the court of appeals, to seek reinstatement of the summary judgment by the Supreme Court of Texas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRESTAR CORPORATION

By:	/s/ Douglas Brandon
Douglas Brandon
General Counsel & Secretary

Date:  March 11, 2009